                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions 'Summary Consolidated Financial and Operational Data,' 'Selected Consolidated Financial Data,' and 'Experts' and to the use of our report dated February 7, 1997, in the Registration Statement on Form S-4 and related Prospectus of Amtran, Inc. for the registration of 10 1/2% Senior Notes.

                                          ERNST & YOUNG LLP

Indianapolis, Indiana
September 23, 1997